Exhibit 3.16

BYLAWS

of

BURGER CHEF SYSTEMS, INC.

* * *

ARTICLE I

STOCKHOLDERS

SECTION 1. ANNUAL MEETINGS.—The annual meeting of the stockholders of the corporation shall be held at such place, either within or without the State of Indiana, at such time as set forth in the notice of the meeting on the last Thursday in June of each year, if not a legal holiday, and if a legal holiday, then on the next succeeding day not a legal holiday, for the purpose of electing directors, and for the transaction of such other business as may be brought before the meeting.

SECTION 2. SPECIAL MEETINGS.—Special meetings of the stockholders shall be held within or without the State of Indiana.Such special meetings may be called by the President, or by the Board of Directors, or by stockholders holding at least a majority of all of the outstanding shares of capital stock of the corporation entitled by the Articles of Incorporation and by law to vote on the business proposed to be transacted at such special meeting. Only such business as is specified in the notice of such special meeting, and other business germane thereto, may be transacted at such meeting.

SECTION 3. NOTICE OF MEETINGS – WAIVER. —A written or printed notice of each meeting of the stockholders of the corporation, stating the place, day and hour of the meeting, and in case of a special meeting the purpose or purposes for which the meeting is called, shall be delivered or mailed by the Secretary, or by the officers or persons calling the meeting, to each stockholder of record entitled by the Articles of Incorporation and by law to vote at such meeting, at such address as appears upon the records of the corporation, at least ten days before the date of such meeting. (This provision is in conformity with Section 8 (d) of the “Indiana General Corporation Act”). Notice of any meeting of stockholders, annual or special, may be waived in writing if the waiver sets forth in general the purpose or purposes for which the meeting is called, and the time and place thereof. Attendance in person or by proxy, at any such meeting, annual or special, shall constitute a waiver of notice of such meeting.

SECTION 4. QUORUM.—At any meeting of the stockholders of the corporation, the holders of a majority of the shares of outstanding stock entitled by the Articles of Incorporation and by law to vote at such meeting, represented by the holders thereof in person or by proxy, shall constitute a quorum for the transaction of business.

SECTION 5. ORGANIZATION.—The President shall call meetings of stockholders to order, and act as Chairman thereof. In case the President is not present, any stockholder present representing shares entitled by the Articles of Incorporation and by law to vote at such meeting, may call the meeting to order, and the stockholders so entitled to vote may then elect a Chairman of such meeting. The Secretary of the corporation shall act as Secretary of all meetings of the stockholders. If the Secretary should not be available, then the Chairman may appoint any person to act as Secretary.

SECTION 6. ADJOURNMENTS.—The holder or holders of a majority of stock represented at any meeting and entitled to vote at such meeting may adjourn the meeting from time to time without further notice; and at any such adjourned meeting at which a quorum shall attend, all business may be transacted which might have been transacted at the meeting as originally called.

SECTION 7. PROXY.—Stockholders entitled to vote at any meeting may do so either in person or by proxy. Any writing stating the number of shares owned by the stockholder and reasonably identifying the meeting or meetings for which it is intended to be used, and designating the party who is to act as the proxy of said stockholder, dated and signed by said stockholder, shall be a sufficient and valid proxy for the purpose of such meeting.

SECTION 8. VOTING LISTS.—The officer or agent having charge of the stock transfer books shall make, at least five days before each annual meeting of the stockholders, a complete list of the stockholders entitled by the Articles of Incorporation and by law to vote at such meeting, arranged in alphabetical order with the address and number of shares so entitled to vote held by each, which list shall be on file at the principal office of the corporation and subject to inspection by any stockholder. Such list shall be produced and kept open at the time and place of election and subject to the inspection of any stockholder during the holding of such election. The original stock register or transfer book shall be the only evidence as to who are the stockholders entitled to examine such list or the stock ledger or transfer book or to vote at any meeting of the stockholders. (This section is in conformity with Section 8 (g) of the “Indiana General Corporation Act”). No shares shall be voted at any meeting:

(a)	on which an installment is due and unpaid; or

(b)	which shall have been transferred on the books of the corporation within ten days next preceding the date of the meeting; or

(c)	which belong to the corporation.

SECTION 9: ACTION WITHOUT MEETING.—Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provisions of the statutes or of the Certificate of Incorporation or of these By-Laws, the meeting and vote of stockholders may be dispensed with, if all the stockholders who would have been entitled to vote upon the action if such meeting were held, shall consent in writing to such corporate action being taken.

ARTICLE II

BOARD OF DIRECTORS

SECTION 1. ELECTION - TERM.—The board of Directors shall consist of not less than three (3) nor more than twelve (12) members, who shall be elected annually by a majority of the voting shares represented at the annual meeting of the stockholders. Such directors shall hold office until the next annual meeting of the stockholders and until their successors are elected and qualified. The directors need not be stockholders in the corporation.

SECTION 2. REMOVAL.—The Board of Directors shall have power to remove any director for cause. Such action shall be taken only at a special meeting convened and called for that purpose. If the director sought to be removed so desires, he shall be entitled to have the charges against him reduced to writing and signed by the person or persons preferring the same. Such request for written charges shall be in writing and filed with the Secretary of the corporation, one business day prior to the opening of the meeting called to hear the same. Such written charges shall then be filed with the Secretary. The director sought to be removed shall have the right to be confronted by and to cross-examine the person or persons preferring such charges, and shall be allowed to call witnesses in his behalf. A majority vote of the Board of Directors shall be required for the removal of a director. The director on trial shall not be permitted to vote.

SECTION 3. RESIGNATION.—Any director may resign at any time by filing a written resignation with the Secretary of the corporation.

SECTION 4. VACANCIES.—Any vacancies occurring in the Board of Directors caused by death, removal, resignation, increase in the number of directors or otherwise, shall be filled by a majority vote of the remaining members of the Board, until the next annual meeting of the stockholders.

SECTION 5. ANNUAL MEETINGS.—The newly elected directors may hold their first meeting for the purpose of organization and the transaction of business, if a quorum be present, immediately after the annual meeting of the stockholders; or the time and place of such meeting may be fixed by consent in writing of all of the directors. No notice shall be required for any such annual meeting.

SECTION 6. SPECIAL MEETINGS.—Special meetings of the directors may be called by the President or by a majority of the Board of Directors. Notice of the time, place and purpose of each special meeting shall be sent to each director at least three business days prior to the meeting. Notice of any meeting of directors may be waived in writing by any director if the waiver sets forth the purpose or purposes for which the meeting is called and the time and place thereof. Attendance at any meeting shall constitute a waiver of notice of such meeting.

SECTION 7. QUORUM.—At all meetings of the Board of Directors, not less than one-third of the total number of directors shall be necessary and sufficient to constitute a quorum for the transaction of any business, and the act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless in any specific instance the act of a greater number is required by law, by the Articles of Incorporation, or by the by-laws. A majority of those present at the time and place of any regular or special meeting, although less than a quorum, may adjourn the meeting from time to time without notice, and at any adjourned meeting having a quorum, the Board of Directors may transact all business which could have been transacted at the original meeting.

SECTION 8. POWER.—The business and prudential affairs of the corporation shall be managed by the Board of Directors. The Board of Directors may exercise all such powers of the corporation and do all such lawful acts and things as are not by the statute or by the Articles of Incorporation or by the Bylaws directed or required to be exercised or done by the stockholders. The Board of Directors shall have power to provide reasonable compensation of officers of the corporation elected by such Board.

SECTION 9. ACTION WITHOUT MEETING.—Any action required or permitted to be taken at any meeting of the Board of Directors, or governing body, or of any committee thereof may be taken without a meeting of all members of the board or governing body or committee, as the case may be, by consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the board, governing body, or committee.

ARTICLE III

OFFICERS

SECTION 1. OFFICERS.—The officers of the corporation shall be a president, a treasurer, and a secretary, all of whom shall be elected by the Board of Directors and who shall hold office until their successors are elected and qualified. In addition, the Board of Directors may elect a chairman of the board, one or more executive vice-presidents, one or more vice-presidents, a controller, a general counsel, and such assistant secretaries, assistant treasurers, assistant controllers, and assistant general counsel as they may deem proper. The officers shall be elected at the first meeting of the Board of Directors after each annual meeting. More than two offices may be held by the same person.

SECTION 2. OTHER OFFICERS AND AGENTS.—The Board of Directors may appoint such other officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

SECTION 3. CHAIRMAN OF THE BOARD.—The chairman of the board, if one be elected, shall preside at all meetings of the stockholders and of the Board of Directors, if present thereat, and he shall have and perform such other duties as from time to time may be assigned to him by the Board of Directors.

SECTION 4. PRESIDENT.—The president shall be the chief executive officer of the corporation and shall have the general powers and duties of super-vision and management usually vested in the office of president of a corporation. In the absence of the chairman of the board, he shall pre-side at all meetings of the stockholders and all meetings of the Board of Directors, and shall have general supervision, direction, and control of the business of the corporation. Except as the Board of Directors shall authorize the execution thereof in some other manner, he shall execute bonds, mortgages, contracts, and other instruments in behalf of the corporation, and shall cause the seal to be affixed to any instrument requiring it.

SECTION 5. EXECUTIVE VICE-PRESIDENT.—The Executive Vice-President shall exercise such powers and perform such duties as may be prescribed by the directors.

SECTION 6. VICE-PRESIDENT.—Each Vice-President shall have such powers and shall perform such duties as shall be assigned to him by the directors.

SECTION 7. ASSISTANT VICE-PRESIDENT.—Each Assistant Vice-President shall have such powers and shall perform such duties as shall be assigned to him by the directors.

SECTION 8. TREASURER.—The Treasurer shall have the custody of the corporate funds and securities. He shall deposit all moneys and other valuables in the name and to the credit of the corporation in such depositaries as may be designated by the Board of Directors.

The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors, or the Chairman, or the President, If required by the Board of Directors, he shall give the corporation a bond for the faithful discharge of his duties in such amount and with such surety as the board shall prescribe.

SECTION 9. SECRETARY.—The Secretary shall give, or cause to be given, notice of all meetings of stockholders and directors, and all other notices required by law or by these Bylaws, and in case of his absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the President, or by the directors, or stockholders, upon whose requisition the meeting is called as provided in these Bylaws. He shall record all the proceedings of the meetings of the corporation and of the directors in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him by the directors or the President. He shall have the custody of the seal of the corporation and shall affix the same to all instruments requiring it, when authorized by the directors or the President, and attest the same.

SECTION 10. GENERAL COUNSEL.—General counsel shall advise and represent the corporation in legal matters and proceedings and shall perform such other duties as may be prescribed by the chairman or the president.

SECTION 10-A. CONTROLLER.—The controller shall be the accounting officer of the corporation, and, subject to such limitations as the Board of Directors may from time to time prescribe, he shall have such powers and duties as generally pertain to the office of the controller. If required by the Board of Directors, the controller shall give bond for the faithful discharge of his duties in such sum and with such surety or sureties as it may from time to time prescribe.

SECTION 11. ASSISTANT TREASURERS AND ASSISTANT SECRETARIES.—Assistant Treasurers and Assistant Secretaries, if any, shall be elected and shall have such powers and shall perform such duties as shall be assigned to them, respectively, by the directors.

SECTION 12. EXECUTION OF INSTRUMENTS AND AGREEMENTS IN BEHALF OF THE CORPORATION.—Such officers and assistant officers as the Board of Directors by resolutions provides shall have full authority to sign for and on behalf of this corporation instruments and agreements of every kind and for any lawful purpose with any person, firm, association or corporation, in connection with any business which this corporation is authorized to engage in.

SECTION 13. LOAN TO OFFICERS.—No loan of money or property or any advancement on account of services to be performed in the future shall be made to any officer or director of the corporation.

SECTION 14. INDEMNITY. The corporation shall indemnify to the full extent permitted by law any person made, or threatened to be made, a party to any action, suit or proceeding (whether civil, criminal, administrative or Investigative) by reason of the fact that he, his testator or intestate is or was a director, officer or employee of the corporation or serves or served any other enterprise at the request of the corporation.

ARTICLE IV

CAPITAL STOCK

SECTION 1. CERTIFICATE OF SHARES.—Certificates of shares of the capital stock of the corporation shall be in such form, not inconsistent with the Articles of Incorporation, as shall be prepared or approved by the Board of Directors. All certificates shall be consecutively numbered. The name of the person owning the shares represented thereby, with the number of such shares and the date of issue, shall be entered on the company’s books. The certificates shall be signed by the President and by the Secretary or by an Assistant Secretary, and sealed with the seal of the corporation. If the corporation issues more than one class of stock, every certificate issued shall state the kind and class of shares represented thereby, and the relative rights, interests, preferences and restrictions of such class, or a summary thereof.

SECTION 2. TRANSFER OF SHARES.—Shares of the capital stock of the corporation shall be transferable only on the books of the corporation by the holder thereof in person or by his attorney upon surrender and cancellation of certificates for a like number of shares. The Board of Directors shall have power to make all such rules and regulations as they may deem expedient concerning the issue, transfer and registration of certificates for shares of the capital stock of the corporation, and may appoint a Transfer Agent and Registrar of Transfers and require all stock certificates to bear the signature of such Transfer Agent and Registrar of Transfers.

ARTICLE V

MISCELLANEOUS

SECTION 1. FISCAL YEAR.—The fiscal year shall be the 52 or 53 week period ending on the Saturday nearest to the last day of March in each year.

SECTION 2. AMENDMENTS.—These Bylaws may be altered, amended, or repealed at any regular meeting of the Board of Directors of the corporation, or at any special meeting of the Board of Directors called for that purpose. Such amendments may be submitted in writing and shall be adopted by the favorable vote of a majority of the directors at any such meeting, provided, however, that a quorum is present.

A true record,

Robert R. Girk, Assistant Secretary

ATTEST:

Frank P. Thomas, President